Exhibit 99.2

TESORO CORPORATION

SPECIAL MEETING OF TESORO CORPORATION

Date: Friday, March 24, 2017

Time: 12:00 P.M. (Central Time)

Place: Tesoro Corporation, 19100 Ridgewood Parkway,

San Antonio, Texas 78259

Please make your marks like this: Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

For Against Abstain Directors Recommend

1: To approve the issuance of shares of Tesoro common stock in connection with the merger as contemplated by the Agreement and Plan of Merger, dated as of November 16, 2016, among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc. and Tahoe Merger Sub 2, LLC, as such agreement may be amended from time to time;

For

For Against Abstain

2: To adopt an amendment to the Tesoro certificate of incorporation to increase the number of authorized shares of Tesoro common stock from 200 million to 300 million;

For

For Against Abstain

3: To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.

For

To attend the meeting and vote your shares in person, please mark this box.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here

Please Date Above

Please Sign Here (if held jointly)

Please Date Above

Please sign exactly as your name(s) appear(s) on your stock certificate (if you hold certificated shares). When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, and provide title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

TESORO CORPORATION

Special Meeting of Tesoro Corporation

to be held on Friday, March 24, 2017

for Holders as of February 10, 2017

VOTE BY:

TELEPHONE Call 866-390-9971

Use any touch-tone telephone.

Have your Proxy Card/Voting Instruction Form ready.

Follow the simple recorded instructions.

Go To

INTERNET

www.proxypush.com/tso

Cast your vote online. OR

View Meeting Documents.

MAIL

OR

Mark, sign and date your Proxy Card/Voting Instruction Form.

Detach your Proxy Card/Voting Instruction Form.

Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

All votes must be received by 11:59 P.M., Eastern Time, March 23, 2017.

PROXY TABULATOR FOR

TESORO CORPORATION

P.O. BOX 8016

CARY, NC 27512-9903

EVENT #

CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.

Revocable Proxy — Tesoro Corporation

Special Meeting of Stockholders

Friday, March 24, 2017, 12:00 P.M. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby revokes any proxy previously granted and appoints Carrie P. Ryan and Elisa D. Watts, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, and hereby authorizes either to represent and to vote as designated herein, all the shares of common stock of Tesoro Corporation held of record by the undersigned on February 10 at the Special Meeting of Stockholders to be held on Friday, March 24, 2017 at 12:00 P.M. Central Time at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, and at any adjournment or postponement of the meeting. This proxy when executed, will be voted in the manner directed herein by the undersigned stockholder. Any executed but unmarked proxies will be voted in accordance with the recommendations of the Board of Directors, which is to vote “FOR” the proposals. With respect to any other matter that properly comes before the Special Meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

(TO BE SIGNED ON REVERSE SIDE)

TESORO CORPORATION

Tesoro Corporation Thrift Plan

Date: Friday, March 24, 2017

Time: 12:00 P.M. (Central Time)

Place: Tesoro Corporation, 19100 Ridgewood Parkway,

San Antonio, Texas 78259

Please make your marks like this: X Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

For Against Abstain Directors Recommend

1: To approve the issuance of shares of Tesoro common stock in connection with the merger as contemplated by the Agreement and Plan of Merger, dated as of November 16, 2016, among Western Refining, Inc., Tesoro Corporation, Tahoe Merger Sub 1, Inc. and Tahoe Merger Sub 2, LLC, as such agreement may be amended from time to time; For

For Against Abstain

2: To adopt an amendment to the Tesoro certificate of incorporation to increase the number of authorized shares of Tesoro common stock from 200 million to 300 million; For

For Against Abstain

3: To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1. For

You may not vote shares of Tesoro common stock held in the Tesoro Corporation Thrift Plan in person at the Tesoro Special Meeting. Instead, you will need to submit your vote by internet, telephone or mail as described on this proxy card.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here Please Date Above

Please Sign Here (if held jointly) Please Date Above

Please sign exactly as your name(s) appear(s) on your stock certificate (if you hold certificate shares). When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, and provide title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

TESORO CORPORATION

Tesoro Corporation Thrift Plan

Special Meeting of Tesoro Corporation

to be held on Friday, March 24, 2017

for Holders as of February 10, 2017

VOTE BY:

INTERNET TELEPHONE

Call

Go To 866-390-9971

www.proxypush.com/tso

• Cast your vote online. OR • Use any touch-tone telephone.

• View Meeting Documents. • Have your Proxy Card/Voting Instruction Form ready.

• Follow the simple recorded instructions.

MAIL

OR

• Mark, sign and date your Proxy Card/Voting Instruction Form.

• Detach your Proxy Card/Voting Instruction Form.

• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will not be voted.

All votes must be received by 11:59 P.M., Eastern Time, March 21, 2017.

PROXY TABULATOR FOR

TESORO CORPORATION

P.O. BOX 8016

CARY, NC 27512-9903

EVENT #

CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.

Revocable Proxy - Tesoro Corporation special Meeting of Stockholders Friday, March 24, 2017, 12:00 P.M. (Central Time)

This Proxy is solicited on Behalf of the Board of Directors

The undersigned participant in the TESORO CORPORATION THRIFT PLAN (the “Plan”) hereby acknowledges receipt of the Notice of Special Meeting of Stockholders to be held at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, on Friday, March 24, 2017 at 12:00 P.M. Central Time, revokes any proxy previously granted and directs Fidelity Management Trust Company Trustee, to vote (or cause to be voted) all shares of Common Stock (or share equivalents) of Tesoro Corporation allocated to the undersigned’s account under the Plan(s) and held in the Trustee’s name at the close of business on February 10, 2017, at said meeting and at any adjournment or postponement thereof. Said Trustee is authorized to vote only in accordance with the instructions given herein.

(TO BE SIGNED ON REVERSE SIDE)